SECOND AMENDED AND RESTATED BY-LAWS OF

BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

A Delaware Statutory Trust

These Second Amended and Restated By-Laws (the “By-Laws”) of Bluerock Total Income+ Real Estate Fund, a Delaware statutory trust, are subject to the Amended and Restated Agreement and Declaration of Trust dated as of September 26, 2025, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

ARTICLE I

OFFICES

Section 1.01. PRINCIPAL EXECUTIVE OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 1.02. OTHER OFFICES. The Board of Trustees may at any time establish branch or additional offices at any place or places where the Trust intends to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. PLACE AND ORGANIZATION OF MEETINGS. Meetings of Shareholders shall be on such day, at such time, and at such place (including partially or solely by remote communication) as the President or the Trustees may fix in the notice of the meeting. Shareholder meetings may be held in person, telephonically, or by any means of remote or virtual communication. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Meetings of the Shareholders shall be presided over by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chair of the meeting appointed by the Board of Trustees or, if not so appointed, by a chair of the meeting appointed by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the Chairman of the Board (or such other person acting as chair of the meeting in the absence of the Chairman of the Board) shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair of the meeting shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. For the avoidance of doubt, the Chairman of the Board (or other person acting as chair of the meeting in the absence of the Chairman of the Board) has the authority to determine all procedural matters at meetings of Shareholders.

Section 2.02. CALL OF MEETING. All meetings of Shareholders of the Trust shall be held upon the call of the Board of Trustees at any time and for any purpose determined by the Board of Trustees. Except as required by federal law, including the 1940 Act, Shareholders shall not be entitled to call meetings of the Shareholders. To the extent required by federal law, including the 1940 Act, meetings of the Shareholders shall be called by the Secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law, including the 1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

Section 2.03. NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 2.04 not less than seven (7) nor more than seventy-five (75) days before the date of the meeting. The notice shall specify (i) the place (including that the meeting will be held partially or solely by remote communication, as applicable), date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) the adjournment of such meeting in accordance with these By-Laws, and (c) solely with respect to annual meetings, such other matters as are permitted to be presented at the meeting in accordance with Section 2.14.

Section 2.04. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders may be communicated directly to Shareholders either personally or by first-class mail or telegraphic or other written communication, including website posting or other publications, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice, or made through website posting or other publication method authorized by applicable or regulatory requirements. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication, or posted and published on an authorized website or publication.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, Assistant Secretary or transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any Shareholders shall not invalidate any action otherwise properly taken at such meeting.

Section 2.05. POSTPONEMENT AND ADJOURNMENT. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may, in its sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communication in accordance with Section 2.13) one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed or changed of the place (including that the meeting will be held by remote communication, as applicable), date and hour at which such meeting will be held (including in accordance with Section 2.13, as applicable). Such notice shall be given not fewer than two (2) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of such meeting and otherwise in accordance with Section 2.04 or Section 2.13, as applicable. Any Shareholders’ meeting may be adjourned by the Board of Trustees or the chair of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the Board of Trustees or chair of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to the Shareholders if such time and place (including that the meeting will be held by remote communication, as applicable) are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees or chair of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Board of Trustees in the sole discretion of such Trustees, chair, officers or authorized persons. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to the Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 2.06. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun on any matter other than elections of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Section 2.07. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders’ meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or such Shareholder’s attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

Section 2.08. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Shareholders shall not have the right to act by written consent.

Section 2.09. RECORD DATE FOR SHAREHOLDER MEETINGS. The Declaration of Trust shall govern matters relating to record dates for Shareholder meetings.

Section 2.10. PROXIES. At all meetings of the Shareholders, every Shareholder entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or its duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary of the meeting or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

Section 2.11. INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board of Trustees prior thereto may, or, if the Board of Trustees has not so acted, the chairman of the meeting may, appoint one or more persons, other than nominees for the office of Trustee, to act as inspectors of election at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). The inspectors shall:

(a)       Subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability;

(b)       Determine the number of Shares outstanding and the voting power of each of the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(c)       Receive votes, ballots or consents;

(d)       Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(e)       Count and tabulate all votes or consents;

(f)       Determine the result;

(g)       Make a certificate of the result of the vote taken; and

(h)       Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 2.12. ABSTENTIONS AND BROKER NON-VOTES. Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholders approval and Shares held in a “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to which proposal or proposals. Shares represented by signed, dated proxy cards or voting instruction cards returned to the Trust without a choice indicated as to the applicable proposals will be voted as directed by the proxy holder or holders.

Section 2.13. MEETINGS BY REMOTE COMMUNICATION. Notwithstanding anything to the contrary in these By-Laws, the Board of Trustees or a committee of the Board of Trustees may, in its sole discretion, determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders may be held solely or partially by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement and notice of such change may be made at any time by press release or any other means as may be permitted or required by applicable law. If the Trustees or a committee of the Board of Trustees shall determine that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication, subject to such guidelines and procedures as the Trustees or such committee may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Board of Trustees deems to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. Notwithstanding anything to the contrary in these By-Laws, and subject to applicable federal law, the Board of Trustees may, in its sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely or partially by means of remote communication) by a document publicly filed by the Trust with the United States Securities and Exchange Commission without the requirement of any further notice hereunder.

Section 2.14: ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a)       The matters to be considered and brought before any annual meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section.

(b)       For any matter to be properly brought before any annual meeting of Shareholders, the matter must be:

(i)       Specified in the notice of annual meeting given by or at the direction of the Board of Trustees;

(ii)       Otherwise brought before the annual meeting by or at the direction of the Board of Trustees; or

(iii)       Brought before the annual meeting in the manner specified in this Section by a Shareholder at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting.

(c)       In addition to any other requirements under applicable law and the Declaration of Trust, persons nominated by Shareholders for election as Trustees of the Trust and any other proposals by Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the “Shareholder Notice”) shall be delivered to the Secretary of the Trust, by registered or certified United States mail, at the principal executive office of the Trust not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that no annual meeting was held in the preceding year, for notice by a Shareholder to be timely, such notice must be delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement is first publicly announced or disclosed.

(d)       If and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date or sixty (60) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed; provided, however, that if the Other Annual Meeting Date was disclosed in the proxy statement for the prior year’s annual meeting, than the dates for receipt of the Shareholder Notice shall be calculated in accordance with Section 2.14(c) based on such Other Annual Meeting Date and disclosed in the proxy statement for the prior year’s annual meeting.

(e)       Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice:

(i)       A statement in writing with respect to the person or persons to be nominated (a “Proposed Nominee”) setting forth:

(A)       The name, age, business address, residence address and principal occupation or employment of the Proposed Nominee;

(B)       The number and class of all Shares of the Trust owned of record and beneficially by each such Proposed Nominee or any affiliate thereof and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

(C)       The name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee or any affiliate thereof, the number and class of such Shares held by each such nominee holder and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

(D)       The number and class of all Shares (i) which the Proposed Nominee has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other person or group with which the Proposed Nominee or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined;

(E)       The information regarding each such Proposed Nominee required by paragraph (b) of Item 22 of Rule 14a-101 under the 1934 Act, adopted by the Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission applicable to the Trust);

(F)       Whether such Shareholder believes any Proposed Nominee will be an “interested person” of the Trust (as defined in the 1940 Act), and, if not an “interested person”, information regarding each Proposed Nominee that will be sufficient for the Trust to make such determination;

(G)       Whether such Shareholder believes any Proposed Nominee otherwise meets the Trustee Qualifications outlined in Article IV, Section 4 of the Declaration of Trust;

(H)       A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned Shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Proposed Nominee (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Proposed Nominee; (ii) related to such nomination, including any agreement, arrangement or understanding between such Proposed Nominee (or any of its affiliates) and the nominating Shareholder or any Shareholder Associated Person (as defined below); or (iii) related to the voting of any matters to come before the Trustees;

(I)       Any other information regarding the Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Trustees pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder;

(ii)       Each Proposed Nominee’s written representation that: (1) such Proposed Nominee is not ineligible under Section 9(a) of the 1940 Act; (2) such Proposed Nominee is not covered by, or subject to a proceeding regarding Section 9(b) of the 1940 Act; (3) all information regarding such Proposed Nominee included in and/or accompanying the Shareholder Notice is true, complete and accurate in all material respects; (4) such Proposed Nominee is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any person other than the Trust in connection with such Proposed Nominee’s service or action as a Trustee of the Trust that has not been disclosed to the Trust; (5) such Proposed Nominee will comply with all of the Trust’s publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other publicly disclosed Trust policies and guidelines applicable to Trustees, as well as any applicable law, rule or regulation or listing requirement; (6) such Proposed Nominee agrees to complete, execute, and return to the Trust, within 5 business days of receipt of a request by the Trust, any supplemental information reasonably requested by the Trust; and (7) if requested by the Trust, such Proposed Nominee will sit for an interview with one or more Trustees or their representatives, which interview may, in the discretion of the Trustees, be conducted by means of remote communication, it being understood that refusal by a Proposed Nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these By-Laws;

(iii)       A completed and duly executed trustee questionnaire (which questionnaire shall be provided by the Trust upon written request) from each Proposed Nominee, it being understood that a questionnaire that is not completed in a reasonably complete, diligent, accurate and good faith manner, or that is not duly executed and received with the Shareholders Notice, will render the nomination ineffective for failure to satisfy the requirements of these By-Laws;

(iv)       Each Proposed Nominee’s signed consent to (A) serve as a Trustee of the Trust if elected; and (B) a background screening conducted by a background screening company with experience in conducting background screenings of public company directors selected by the Trustees, it being understood that refusal by a Proposed Nominee to provide such consent or cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these By-Laws; and

(v) Such other information as is required by Section 2.14(g).

(f)       Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting shall deliver, as part of such Shareholder Notice:

(i)       The text of the proposal to be presented;

(ii)       A brief written statement of the reasons why such Shareholder favors the proposal; and

(iii)       Any material interest of such Shareholder in the matter proposed (other than as a Shareholder).

(g)       Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting or to elect a Proposed Nominee shall deliver, as part of such Shareholder Notice:

(i)       Evidence establishing such Shareholder’s beneficial ownership of, and entitlement to vote, securities at the meeting of Shareholders, and, where applicable, evidence establishing the beneficial owners on whose behalf the Shareholder Notice is being given, and their respective affiliates’, if any (such affiliates, together with any such beneficial owners, a “Shareholder Associated Person”), beneficial ownership of, and entitlement to vote, securities at the meeting of Shareholders;

(ii)       A representation whether the Shareholder or the Shareholder Associated Persons, if any, intend or are part of a group which intends to solicit proxies from Shareholders in support of such proposal or nomination;

(iii)       A representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed;

(iv)       Any other information relating to such Shareholder and the Shareholder Associate Persons, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, whether or not such person intends to deliver a proxy statement or solicit proxies;

(v)       A statement in writing with respect to the Shareholder and the Shareholder Associated Persons, if any, on whose behalf the proposal is being made setting forth:

(A)       The name and address of such Shareholder, as they appear on the Trust’s books, and of such Shareholder Associated Persons;

(B)       The number and class of Shares which are owned beneficially and of record by such Shareholder and such Shareholder Associated Persons, and the date(s) of acquisition of such Shares;

(C)       The name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and such Shareholder Associated Persons, and the number and class of such Shares held by each such nominee holder, and the date(s) of acquisition of such Shares;

(D)       The number and class of all Shares (i) which the Shareholder or the Shareholder Associated Persons have the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (including any derivative or short positions, profit interests, options or similar rights, and borrowed or loaned Shares) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other person or group with which the nominating Shareholder, any Shareholder Associated Persons or each of their respective “affiliates” or “associates,” as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined;

(E)       A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned Shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Shareholder or such Shareholder Associated Persons (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of Share price changes for, or increase or decrease the voting power of such Shareholder or such Shareholder Associated Persons; or (ii) related to such proposal or nomination;

(F)       a complete and accurate description of any pending or, to such Shareholder’s knowledge, threatened legal proceeding in which such Shareholder, any Proposed Nominee or any Shareholder Associated Person is a party or participant involving the Trust or any officer, affiliate or associate of the Trust; and

(vi)       An agreement to return to the Trust within five (5) business days of receipt such other information as the Board may reasonably request.

(h)       If any information submitted to the Trust pursuant to this Section 2.14 shall become incomplete or inaccurate in any way, the Shareholder shall notify the Trust in writing of any inaccuracy or change and update and supplement such information to cause it to be complete and accurate within two (2) business days of becoming aware of such inaccuracy. If the Shareholder fails to provide such written notification and update within such period, the information that was or becomes inaccurate shall be deemed not to have been provided in accordance with this Section 2.14 and, accordingly, will render the Shareholder Notice ineffective for failure to satisfy the requirements of these By-Laws, it being understood, for the avoidance of doubt, that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Trust relating to any such defect.

(i)       A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of Shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice of the annual meeting shall be true and correct:

(i)       as of the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders, and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days before the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders; and

(ii)       as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof.

(j)       A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of Shareholders shall, upon written request by the Board of Trustees or a representative designated by the Board of Trustees, provide within five (5) business days of receipt of such request a written verification satisfactory, in the discretion of the Board of Trustees or representative designated by the Board of Trustees, to demonstrate the accuracy of any information submitted by the Shareholder or the Proposed Nominee, or a written update of information (including an affirmation that the Shareholder continues to intend to bring the nominee or proposal before the meeting).

(k)       Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Section, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder, as evidenced by an incumbency certificate executed by the corporate secretary (or other duly authorized officer) of the Shareholder, or must be authorized by a writing executed and delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders, and such person must deliver a copy of such incumbency certificate or writing to the secretary of the meeting.

(l)       As used in the Declaration of Trust and these By-Laws, Shares “beneficially owned” shall mean all Shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act and may take into account Shares borrowed and loaned in securities lending transactions.

(m)       The number of Proposed Nominees a Shareholder may propose to nominate for election or re-election at a meeting of Shareholders shall not exceed the number of Trustees to be elected at such annual meeting. A Shareholder may not designate any substitute or alternate nominee(s) unless the Shareholder provides timely notice of such substitute or alternate nominee(s) in accordance with and within the time periods required under this Section 2.14 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by this Section 2.14 with respect to Proposed Nominees).

(n)       Only such matters shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected:

(i)       Pursuant to the Trust’s notice of meeting;

(ii)       By or at the direction of the Board of Trustees; or

(iii)       Provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, and such special meeting shall meet all of the requirements with respect to annual meetings as if such special meeting were an annual meeting, by any Shareholder of the Trust who is a Shareholder at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

(o)       In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust’s notice of meeting, if the appropriate Shareholder Notice shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting is publicly announced or disclosed.

(p)       For purposes of this Section, a matter shall be deemed to have been “publicly announced or disclosed” or subject to “publication announcement” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Commission or made available publicly on the Trust’s website.

(q)       In no event shall the adjournment of an annual or special meeting, or any public announcement thereof, commence a new period (or extend any time period) for the giving of a Shareholder Notice as provided in this Section.

(r)       This Section shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the 1934 Act. Notwithstanding the foregoing, no Shareholder proposal may be brought before an annual meeting, whether submitted pursuant to this Article or Rule 14a-8 under the 1934 Act, unless Shareholders have power to vote on the Shareholder proposal, or the subject matter of the Shareholder proposal, pursuant to Article V, Section 1 of the Declaration of Trust, irrespective of whether such Shareholder proposal is submitted as a precatory recommendation to the Board of Trustees.

(s)       The Trustees or the chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and/or shall not be considered.

(t)       No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 2.14.

(u)       Whenever, under the provisions of applicable law or of the Declaration of Trust, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given by mail addressed to such Trustee at his or her last given address or to such Shareholder at his or her address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to the Trust, Trustees or members of a committee or sub-committee may be given only by registered or certified mail sent to the principal executive offices of the Trust and shall be deemed to be given when delivered against a receipt therefor.

(v)       Whenever any notice is required to be given under the provisions of applicable law, or of the Declaration of Trust, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2.15. APPLICATION OF THIS ARTICLE. Meetings of Shareholders shall consist of Shareholders of any Series or class thereof or of all Shareholders and this Article II shall be construed accordingly.

ARTICLE III

TRUSTEES

Section 3.01. POWERS. Subject to the applicable provisions of the Agreement and Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders or by the outstanding Shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 3.02. NUMBER AND QUALIFICATION OF TRUSTEES. The exact number of Trustees shall be set as provided in the Agreement and Declaration of Trust.

Section 3.03. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, (i) any meeting, regular or special, may be held by conference telephone or similar remote communications equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting and provided that provisions of the Investment Company Act of 1940 do not otherwise require an in-person meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.04. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held with at least 24 hours’ notice.

Section 3.05. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or a majority of the Trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, to the telegraph company, or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 3.06. QUORUM; REQUIRED APPROVAL. A majority of the Trustees presently serving shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.08. Except as otherwise set forth in these By-Laws or the Declaration of Trust, the Board of Trustees or any committee or sub-committee thereof shall act by Majority Trustee Vote.

Section 3.07. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

Section 3.08. ADJOURNMENT. A majority of the Trustees present at a meeting, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.09. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3.05 to the Trustees who were present at the time of the adjournment.

Section 3.10. ACTION WITHOUT A MEETING. Actions by written consent of the Board of Trustees shall be governed by the Declaration of Trust.

Section 3.11. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 4.01. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by two-thirds (66.67%) of the Trustees then in office designate one or more committees, each consisting of one (1) or more Trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees, in such designation or thereafter, may require that the composition, governance or delegation of authority to any such committee may be changed only by resolution of the Board of Trustees adopted by two-thirds (66.67%) of the Trustees then in office. The Board of Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a)       the approval of any action which under applicable law also requires Shareholders’ approval or approval of the outstanding Shares;

(b)       the filling of vacancies on the Board of Trustees or in any committee;

(c)       the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d)       the amendment or repeal of the Agreement and Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

(e)       the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f)       a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

(g)       the appointment of any other committees of the Board of Trustees or the members of these committees.

Section 4.02. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the applicable provisions of the Declaration of Trust and the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee.

The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of the Declaration of Trust or these By-Laws.

ARTICLE V

OFFICERS

Section 5.01. OFFICERS. The officers of the Trust shall be a President, a Secretary, a Chief Compliance Officer and a Treasurer. The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any number of offices may be held by the same person.

Section 5.02. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may appointed in accordance with the provisions of Section 5.03 or Section 5.05, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 5.03. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

Section 5.04. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or except in the case of an officer upon whom such power of removal may be conferred by the Board of Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.05. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 5.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall if present preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the By-Laws. The Chairman of the Board has the authority to determine all procedural matters at meetings of the Board of Trustees.

Section 5.07. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall be the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibilities conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002. He shall preside at all meetings of the Shareholders, and in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 5.08. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these By-Laws and the President or the Chairman of the Board.

Section 5.09. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

Section 5.10. TREASURER. The Treasurer shall be the chief financial officer of the Trust and the principal financial officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 5.11. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.

ARTICLE VI

INDEMNIFICATION OF TRUSTEES, OFFICERS,
EMPLOYEES AND OTHER AGENTS

Section 6.01. DEFINITIONS. For purposes of this Article VI: (a) references to “Trust” include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; (b) the term “disabling conduct” means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person’s office with the Trust; (c) the term “expenses” includes, without limitations, attorneys’ fees; (d) the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitral, or investigative; and (e) the term “qualifying Trustee” means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding

Section 6.02. INDEMNIFICATION.

(a)       To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

(b)       To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.

(c)       Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct or for any proceedings by such Covered Person against the Trust. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.

(d)       Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Covered Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Covered Person (1) was authorized by a majority of the Trustees or (2) was instituted by the Covered Person to enforce his or her rights to indemnification hereunder in a case in which the Covered Person is found to be entitled to such indemnification. The rights to indemnification set forth in these By-Laws shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of such Covered Person’s heirs, executors and personal and legal representatives. No amendment or restatement of these By-Laws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Covered Person otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Section 6.03. ADVANCE PAYMENT OF INDEMNIFICATION EXPENSES. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:

(a)       the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

(b)       (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees, or (2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 6.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 6.03, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 6.04, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.

Section 6.05. CONTRACT RIGHTS. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 6.02, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 6.03 shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.

Section 6.06. CLAIMS.

(a)       If (x) a claim under Section 6.02 with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (y) a claim under Section 6.03 with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.

(b)       If successful in whole or in part in any suit brought pursuant to Section 6.06(a), or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

Section 6.07. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

Section 6.08. INSURANCE. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in such capacity or arising out of such Covered Person’s status as such, but only to the extent that this Trust would have the power to indemnify such Covered Person against that liability under the provisions of the Declaration of Trust or this Article.

Section 6.09. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be a Covered Person. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII

RECORDS AND REPORTS

Section 7.01. MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Series of Shares held by each Shareholder.

Section 7.02. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 7.03. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Except as required by the 1940 Act or as expressly provided in the Declaration of Trust, Shareholders shall have no right to inspect the records, documents, accounts and books of the Trust. Any request to inspect the records of the Trust shall be submitted by the Shareholder to the Trust in writing. Upon receipt of any such request, the Trustees shall determine whether delivery of records pertaining to such request is required by the 1940 Act or is otherwise necessary or appropriate, as determined by the Trustees in their sole discretion, and whether such request complies with the requirements of the 1940 Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Trust may provide certified copies of Trust records rather than originals. The Trust shall not be required to create records or obtain records from third parties to satisfy a Shareholder request. The Trust may require a requesting Shareholder to pay in advance or otherwise indemnify the Trust for the costs and expenses of such Shareholder’s inspection of records.

Section 7.04. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 7.05. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VIII

GENERAL MATTERS

Section 8.01. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 8.02. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.03. CERTIFICATES FOR SHARES. A certificate or certificates for Shares of beneficial interest in any Series of the Trust may in the sole discretion of the Board of Trustees, but is not required to, be issued to a Shareholder upon his request when such Shares are fully paid. The Trust may impose a nominal change for issuing certificates to cover expenses related thereto. All certificates shall be signed in the name of the Trust by the Chairman of the Board or the President or a Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the Series of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means; and in fact, as a matter of policy, does not presently issue certified Shares.

Section 8.04. LOST CERTIFICATES. Except as provided in this Section 8.04, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of Trustees may in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 8.05. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 8.06. TRANSFER OF SHARES. Shares shall be transferable through the sale and purchase on the exchange which the Trust is listed. The sale and purchase of Shares shall be subject to the rules and requirements of any such exchange on which the Trust lists Shares. The Trust will not individually redeem Shares directly from Shareholders.

Section 8.07.FISCAL YEAR. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

Section 8.08.CONFLICTS AND SEVERABILITY. The provisions of these By-Laws are severable, and if any part of the provisions of these By-Laws are judicially determined to be invalid or otherwise unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, and only in such jurisdiction, and such invalidity or unenforceability shall not affect the remainder of the provisions of these By-Laws, which shall be thereafter interpreted in the jurisdiction in which such invalidity or unenforceability was determined as if the invalid or unenforceable part were not contained herein.

Section 8.09. HEADINGS. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.

ARTICLE IX

AMENDMENTS

Section 9.01. AMENDMENTS. These By-Laws may be amended or amended and restated only by the Board of Trustees, and no Shareholder vote shall be required for any such amendment or restatement. Shareholders shall have no right to amend these By-Laws.